Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Russell Hammer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report of Orbitz Worldwide, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 20, 2012

/s/ Russell Hammer
Russell Hammer
Senior Vice President and Chief Financial Officer